Exhibit (8)(d)(x)

                AMENDMENT NO. 13 TO FUND PARTICIPATION AGREEMENT

      THIS AMENDMENT NO. 13 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this _____ day of _________, 2010, by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

      WHEREAS, the Company and Distributor are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended (the "Agreement"); and

      WHEREAS, the parties have agreed to amend the Agreement to add NSCC trading language under the Agreement; and

      WHEREAS, the parties have agreed to revise the reimbursement terms as set forth herein;

      WHEREAS, the parties now desire to further modify the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Processing and Timing of Transactions. Section 3 is hereby deleted in its entirety and replaced with the following language:

Timing of Transactions

      Distributor hereby appoints the Company as agent for the Funds for the limited purpose of accepting purchase and redemption orders for Shares from the Contracts sponsors and/or Participants, as applicable. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"); the Company may receive instructions from Contract owners for the purchase or redemption of Shares ("Orders"). Orders received and accepted by the Company prior to the price time for each Fund as set forth in its Prospectus (the "Price Time"), and transmitted to Distributor either (1) prior to the Price Time on such Business Day or (2) pursuant to the National Securities Clearing Corporation's ("NSCC") Mutual Fund Settlement Entity and Redemption Verification ("Fund/SERV) system in accordance hereof, will be executed at the net asset value determined as of the relevant Fund's Price Time on the Business Day the Company received such Order. Any Orders received by the Company on such day but after the relevant Fund's Price Time on a Business Day will be executed at the net asset value next determined as of


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

that Fund's Price Time on the next Business Day. The day as of which an Order is executed by Distributor pursuant to the provisions set forth above is referred to herein as the "Trade Date". All Orders are subject to acceptance or rejection by Distributor or the Funds in the sole discretion of any of them.

Processing of Transactions

      (a) If transactions in Shares are to be settled through the Fund/SERV system, the following provisions shall apply:

            (1) Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system ("Networking").

            (2) For each Fund/SERV transaction, including transactions establishing accounts with Distributor or its affiliates, the Company shall provide the Funds and Distributor or its affiliates with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by Distributor or the Funds to effect Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Company that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

            (3) At all times each party shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder and under applicable law. Such coverage shall insure for losses resulting from the criminal acts, errors or omissions of each party's employees and agents.

            (4) The Company represents and warrants that all instructions, questions and other correspondence concerning the accounts for which trades are made in accordance with this section shall come from the Company, and that individual account holders shall contact the Company, rather than contact Distributor or the Funds directly, with instructions, questions and requests concerning the Funds. The Company further represents and warrants that it, rather than Distributor or the Funds, has reporting responsibility to its clients for confirmations of transactions and monthly, quarterly and year-end statements.

      (b) If transactions in Shares are to be settled directly with Distributor, procedures relating to the processing and settlement of Orders shall be subject to such instructions as Distributor may forward to the Company from time to time. Payment for net


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

purchase transactions shall be made by wire transfer or through a clearinghouse agency approved by the Distributor to the applicable Fund custodial account designated by Distributor on the Business Day next following the Trade Date. Such wire transfers shall be initiated by the Company's bank prior to 4:00 p.m. Eastern time and received by the Funds prior to 6:00 p.m. Eastern time on the Business Day next following the Trade Date. If payment for a purchase Order is not timely received, the Fund may cancel the Order or, at Distributor's option, resell the shares to the applicable Fund at the then prevailing net asset value, and the Company shall be responsible for all costs to Distributor, the Funds or any affiliate of Distributor or the Funds resulting from such resale. The
Company shall be responsible for any loss, expense, liability or damage, including loss of profit suffered by Distributor and/or the respective Funds resulting from delay or failure to make timely payment for such shares or cancellation of any trade, or for any Orders that are processed on an "as of" basis as an accommodation to the Company. The Company shall not be entitled to any gains generated thereby. The Funds shall be responsible for any loss, expense, liability or damage, including loss of profit suffered by the company resulting from any inaccurate or incomplete information provided by the Funds to the NSCC Fund/SERV system. The Funds shall not be entitled to any gains generated thereby.

      (c) The Company agrees not to withhold placing Orders received from any customers for the purchase or sale of shares so as to profit itself as a result of such withholding. The Company shall not purchase shares through Distributor except for the purpose of covering purchase Orders received by the Company, or for the Company's bona fide investment. The Company agrees to purchase shares only from the Funds or its customers. If the Company purchases shares from its customers, it will pay such customers not less than the applicable redemption price as established by the then-current prospectuses of the Funds.

2. Compensation and Expenses. Section 5(c) of the Agreement is hereby deleted in its entirety and is replaced with the following language:

      (c) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") attached hereto as Exhibit B and only on accounts where the assigned NSCC #4573 is listed under this Agreement.

3. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.


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

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                            JEFFERSON NATIONAL LIFE
                            INSURANCE COMPANY

                            By:
                                 -----------------------------------------------

                            Name:
                                   ---------------------------------------------

                            Title:
                                    --------------------------------------------

                            Date:
                                   ---------------------------------------------

                            AMERICAN CENTURY INVESTMENT
                            SERVICES, INC.

                            By:
                                 -----------------------------------------------

                            Name:
                                   ---------------------------------------------

                            Title:
                                    --------------------------------------------

                            Date:
                                   ---------------------------------------------


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

                                    EXHIBIT B

                                      Rate for Non-Monument    Rate for Monument
Fund                       Class      Advisor Assets           Advisor Assets
----                       -----      --------------           --------------

VP Balanced                I          35 bps                        35 bps

VP Income & Growth         I          25 bps                        35 bps

VP Inflation Protection    II          5 bps                        10 bps

VP International           I          25 bps                        35 bps

VP Large Company Value     I          25 bps                        35 bps

VP Mid Cap Value           I          25 bps                        35 bps

VP Ultra                   I          25 bps                        35 bps

VP Value                   I          25 bps                        35 bps

VP Vista                   I          25 bps                        35 bps

Note: All funds not available in all products, and some funds are available in Monument Advisor only.


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